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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) of Watson Pharmaceuticals, Inc. of our report dated February 5, 1999, with respect to the consolidated financial statements of TheraTech, Inc. for the years ended December 31, 1998 and 1997, included in Watson Pharmaceuticals, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP

Salt Lake City, Utah
January 3, 2001